                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this amendment no. 1 to the registration statement on Form S-3, filed by XO Communications, Inc. (formerly Nextlink Communications, Inc.) (the Company), of our report dated February 5, 2001 included in the Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in the registration statement.


/s/ Arthur Andersen LLP

Vienna, Virginia
August 28, 2001